SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of earliest event reported   August 30, 2005

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VIDEO WITHOUT BOUNDARIES, INC.

(Exact name of registrant as specified in its charter)

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Florida	0-31497	65-1001686
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

888 East Las Olas Boulevard, Suite 710, Fort Lauderdale, FL 33304

(Address of principal executive offices, including zip code)

(954) 527-7780

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01

Change in Registrant’s Certifying Accountant; Item. 4.0 2 (a)  Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

As previously reported in a Form 8-K filed on July 27, 2005 with the Securities and Exchange Commission (“SEC”), the Registrant notified  Berkovits, Lago & Company, LLP (“BLC”) on July 26, 2005 of their dismissal as the independent auditor for the Registrant. Such firm had previously been retained by the Registrant to reaudit the Registrant’s fiscal year ended December 31, 2003, and to audit the Registrant’s fiscal year ended December 31, 2004.  Such dismissal, as previously reported in such filing, was approved by the Registrant’s Board of Directors. Such filing also disclosed:  (1) a disagreement by and between the Registrant and BLC relating to the recording of a prior acquisition undertaken by the Registrant during its fiscal year ended December 31, 2004; and (2) that the accountant’s report issued by BLC on the financial statements of the Registrant for the fiscal year ended December 31, 2002 contained within the Registrant’s Form 10-KSB, as amended, for the fiscal year ended December 31, 2002 (further discussed below) did not contain any adverse opinion and was not qualified or modified as to uncertainty or audit scope or accounting principles, except as to express doubt as to the Registrant’s ability to continue as a going concern.

As also previously reported in the above-described Form 8-K, the Registrant retained Baum & Company, P.A. (“Baum”) on July 26, 2005  to reaudit the Registrant’s financial statements for the fiscal year ended December 31, 2003, and to audit the Registrant’s financial statements for the fiscal year ended December 31, 2004. Such retention, as previously reported in such filing, was approved by the Registrant’s Board of Directors. Such filing also disclosed that the Registrant had not, during its two most recent fiscal years and any subsequent interim period prior to engaging Baum, consulted with Baum concerning any of the matters required to be disclosed pursuant to Item 304 (a)(2) of Regulation S-B.

The reaudit of the Registrant’s financial statements for the fiscal year ended December 31, 2003 was necessitated as a result of the Registrant having been notified by the NASDAQ Stock Market Listing Qualifications Department of the delisting of its common stock from the Over-the-Counter-Bulletin Board due to the Registrant’s Form 10-KSB for the fiscal year ended December 31, 2003 not being timely filed with the SEC. This resulted from the auditing firm for the Registrant prior to BLC issuing an auditor’s report for such time period when not registered with the Public Company Accounting Oversight Board (“PCAOB”)(see prior Forms 8-K filed with the SEC on February 23, 2005 and July 27, 2005 concerning this matter).

During the course of Baum’s field work for the reaudit of the fiscal year ended December 31, 2003, the Registrant’s sole officer and director reviewed the Registrant’s reaudited financial statements for the fiscal year ended December 31, 2002 filed by the Registrant in a Form 10-KSB/A on June 22, 2005 (Forms 8-K filed by the Registrant with the SEC on October 6, 2005, October 18, 2005 and July 27, 2005 address the necessity for such prior Form 10-KSB/A filing). Based upon such review, the Registrant’s management determined on or  about August 30, 2005 that a provision for bad debts relating to a certain $70,000 note receivable should be established, resulting in balance sheet and statements of operations adjustments as described below, and that accordingly, such financial statements should no longer be relied upon.

In connection with Baum’s prior engagement, and due to time and auditor compensation  considerations, the Registrant retained Baum on or about August 30, 2005 to reaudit fiscal year 2002. Such retention was approved by the Registrant’s Board of Directors.

Balance Sheet:

Decreased loan receivable by $70,000
Increased accumulated deficit from $2,115,944 to $2,185,944

Statements of Operations:

Selling, general and administrative expenses increased from $880,737 to $950,737
Net loss increased from $984,702 to $1,054,702
Basic and Fully Diluted Loss Per Share increased from $16.16 to $17.31

Due to the foregoing, the Statement of Cash Flows and Changes in Stockholders’ Equity were also restated accordingly.

A Form 10-KSB/A2 for the fiscal year ending December 31, 2002 reflecting the above was filed by the Registrant with the SEC on September 1, 2005.

A Form 10-KSB/A for the fiscal year ended December 31, 2003 was filed by the Registrant with the SEC on September 1, 2005.

In connection with Baum’s retention as described above, and in view of the fact that the Registrant’s quarterly Forms 10-QSB filings for the periods ended March 31, 2004, June 30, 2004 and September 30, 2004 had been reviewed by the non-PCAOB registered auditing firm referenced above, the Registrant by its management undertook to restate and correct the accounting of certain transactions as described in an explanatory note in the beginning of each such quarterly filing, and filed each of such quarterly filings with the SEC on October 3, 2005, October 21, 2005 and November 4, 2005, respectively.

A copy of this Form 8-K was provided to BLC prior to it being filed with the SEC in accordance with applicable rules relating to the change of the Registrant’s certifying accountant for the fiscal year ended December 31, 2002.

Item 9.01

Financial Statements and Exhibits.

(a)

Financial Statements

Not Applicable

(b)

Pro-forma Financial Information

Not Applicable

(c)

Exhibits

None

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIDEO WITHOUT BOUNDARIES, INC.

By:	/s/ JEFFREY HARRELL
Jeffrey Harrell, Chief Executive Officer

Dated: January 4, 2006